UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Merrimack Pharmaceuticals, Inc.

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Merrimack Pharmaceuticals Reschedules 2019 Annual Meeting of

Shareholders for October 17, 2019

CAMBRIDGE, MA, August 16, 2019 – Merrimack Pharmaceuticals (Nasdaq: MACK) (the “Company” or “Merrimack”) announced today it is rescheduling its 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”) for October 17, 2019. As a result, the record date for the 2019 Annual Meeting will now be September 16, 2019.

The decision to postpone the meeting was made by Merrimack’s Board of Directors based on ongoing recent discussions with significant shareholders and a desire to reach a constructive solution to avoid a potentially costly and distracting proxy contest with JFL Capital Management LLC, which has nominated four director candidates for the Company’s Board.

Preliminary proxy statement materials for the 2019 Annual Meeting are under review with the Securities and Exchange Commission (“SEC”) and have not yet been filed in definitive form nor been distributed to shareholders. It is expected that these materials will be filed with the SEC and sent to shareholders in the near-term.

About Merrimack

Merrimack Pharmaceuticals, Inc. is a biopharmaceutical company based in Cambridge, Massachusetts that is entitled to receive up to $455.0 million in contingent milestone payments related to its sale of ONIVYDE® to Ipsen S.A. in April 2017 and up to $54.5 million in contingent milestone payments related to its sale of anti-HER3 programs to 14ner Oncology, Inc. in July 2019. The Company is seeking potential acquirers for its remaining preclinical and clinical assets.

Contacts

Sloane & Company

Dan Zacchei / Kristen Duarte, 212-486-9500

dzacchei@sloanepr.com / kduarte@sloanepr.com

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2019 Annual Meeting. The Company intends to file a definitive proxy statement and WHITE proxy card with the SEC in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s preliminary proxy statement for the 2019 Annual Meeting contains information regarding the direct and indirect interest, by securities holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. If the holdings of the Company’s securities change from the amounts provided in the Company’s preliminary proxy statement for the 2019 Annual Meeting, such changes will be set forth in SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website at www.merrimack.com in the “Investors” section under “SEC Filings” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s definitive proxy statement for the 2018 Annual Meeting of Shareholders and its Annual Report on Form 10-K for the year ended December 31, 2018. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2019 Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.merrimack.com in the “Investors” section under “SEC Filings.”

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include any statements about Merrimack’s strategy, future operations, future financial position, future revenues and future expectations and plans and prospects for Merrimack, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” ‘may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions. In this press release, Merrimack’s forward-looking statements include, among others, statements regarding the anticipated proxy contest by JFL Capital Management LLC and the other participants in its solicitation. Such forward-looking statements involve substantial risks and uncertainties that could cause Merrimack’s future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, risks related to the actions of JFL Capital Management LLC and other activist stockholders, expectations for achievement of contractual milestones and the availability of funding sufficient for Merrimack’s foreseeable and unforeseeable operating expenses and capital expenditure requirements. Merrimack undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Merrimack’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Merrimack’s business in general, see the “Risk Factors” section of Merrimack’s Quarterly Report on Form 10-Q filed with the SEC on July 17, 2019 and the other reports Merrimack files with the Securities and Exchange Commission.